EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement of Futura Pictures, Inc. on Form SB-2 Amendment No. 2 of our report dated March 18, 2005 appearing in this filing for the fiscal years ended February 28, 2005 and from Inception (December 10, 2003) to February 28, 2005, as well as the reference under the caption "Experts".


/s/ FARBER & HASS, LLP
--------------------------

Camarillo, California
July 15, 2005